Cortland®

ADMINISTRATION SERVICES AGREEMENT

THIS ADMINISTRATION AGREEMENT (this “Agreement”) made as of February 14, 2012 between Cottonwood Mutual Funds(the “Trust”), a Delaware statutory trust,with its principal office at 225 W. Washington Street, Suite 1450, Chicago, Illinois 60606,and CORTLAND FUND SERVICES LLC, (“Cortland” or “Administrator”), aDelaware limited liability company with its principal office located at 225 W. Washington Street, Suite 1450, Chicago, Illinois 60606.

WITNESSETH:

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, Cortland is, among other things, in the business of providing fund administration services for the benefit of its customers; and

WHEREAS, the Trust desires to retain Cortland to provide fund administration services to each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively, the “Funds”).

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.

Appointment of Cortland as Administrator.   The Trust hereby appoints Cortland as administrator of the Trust on the terms and conditions set forth in this Agreement, and Cortland hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.  The services and duties of Cortland shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against Cortland hereunder.

2.

Delivery of Documents by Trust.  In connection with the appointment of Cortland as administrator, the Trust has delivered to Cortland copies of:

A.

the Trust's Agreement, Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organizational Documents");

B.

the Trust's Registration Statement on Form N-1A and all amendments thereto filed with the SEC pursuant to the Securities Act of 1933, as amended  ("Securities Act"), and the 1940 Act ("Registration Statement");

C.

the Trust’s notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

D.

the Trust's current Prospectus and Statement of Additional Information for each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus");

E.

the current plan of distribution adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan"); and

F.

procedures adopted by the Trust in accordance with Rule 17a-7 under the 1940 Act with respect to affiliated transactions.

G.

The Trust shall promptly furnish Cortland with all amendments of or supplements to the items listed in this Section 2, and shall deliver to Cortland a certified copy of the resolution of the Board of Trustees of the Trust ("Board") appointing Cortland and authorizing the execution and delivery of this Agreement.

3.

Duties and Responsibilities of Cortland for Each Fund

A.

General Fund Management

1.

Act as liaison among all Fund service providers

2.

Supply:

a.

Corporate secretarial services;

b.

Office facilities (which may be in PFS's or its affiliate's own offices); and

c.

Non-investment-related statistical and research data as needed

3.

Coordinate board communication by:

a.

Establishing meeting agendas;

b.

Preparing board reports based on financial and administrative data;

c.

Evaluating independent auditor;

d.

Assist in securing and monitoring fidelity bond and director and officer liability coverage,and making the necessary SEC filings relating thereto;

e.

Assist in preparation of minutes of meetings of the board and shareholders;

f.

Recommend dividend declarations to the Board of Trustees, prepare and distribute toappropriate parties notices announcing declaration of dividends and other distributions to shareholders; and

g.

Attend Board of Trustee meetings and present materials for Trustees’ review at such meetings.

4.

Audits

a.

Monitor appropriate schedules and assist independent auditors;

b.

Provide information to SEC and facilitate audit process; and

c.

Provide office facilities.

5.

Assist in overall operations of the Fund.

6.

Pay Fund expenses upon written direction and authorization from the Trust.

7.

Keep the Trust’s governing documents, including its charter, bylaws and minute books, but only to the extent such documents are provided to Cortland by the Trust or its representatives for safe keeping.

B.

Compliance

1.

Regulatory Compliance

a.

Monitor compliance with 1940 Act requirements, including:

1)

Asset diversification tests;

2)

Total return and SEC yield calculations;

3)

Maintenance of books and records under Rule 31a-3; and

4)

Code of Ethics under Rule 17j-1 for the disinterested Trustees of the Fund.

b.

Monitor Fund's compliance with the policies and investment limitations of the Trust as set forth in its prospectus (the “Prospectus”) and statement of additional information (the “SAI”);

c.

Monitor applicable regulatory and operational service issues and update Board of Trustees periodically.

2.

Blue Sky Compliance

a.

Facilitate and assist Trust’s Blue Sky filings with appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares in appropriate states;

b.

Monitor status and assist with maintaining registrations in appropriate states; and

c.

Provide information regarding material developments in state securitiesregulation.

3.

SEC Registration and Reporting

a.

Assist Trust counsel in annual update of Prospectus and SAI and in preparation of proxy statements as needed;

b.

Assist Trust with annual and semiannual reports, Form N-SAR filings and Rule24f-2 notices;

c.

Coordinate the printing, filing and mailing of Prospectusesand shareholder reports and amendments and supplements thereto;

d.

File fidelity bond under Rule 17g-1;

e.

Monitor filing of shareholder reports under Rule 30b2-1; and

f.

Monitor sales of each Fund's shares and ensure that such shares are properly registered with the SEC and the appropriate state authorities

4.

IRS Compliance

a.

Monitor the Trust’s status as a regulated investment company underSubchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation, review of the following:

1)

Asset diversification requirements;

2)

Qualifying income requirements; and

3)

Distribution requirements

b.

Monitor required distributions (including excise tax distributions)

C.

Financial Reporting

1.

Provide financial data required by the Prospectus and SAI;

2.

Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board of Trustees, the SEC, and independent auditors;

3.

Supervise each Fund’s Custodian and Accountants in the maintenance of each Fund’s general ledger and in the preparation of each Fund's financial statements, including oversight of expense accruals and payments, the determination of net asset value of each Fund’s net assets and of each Fund’s shares, and the declaration and payment of dividends and other distributions to shareholders;

4.

Calculate the yield, total return and expense ratio of each class of each Fund, and each Fund's portfolio turnover rate;

5.

Monitor the expense accruals and notify the Trust’s management of any proposed adjustments;

6.

Prepare quarterly financial statements, which include, without limitation, the following items:

a.

Schedule of Investments

b.

Statement of Assets and Liabilities

c.

Statement of Operations

d.

Statement of Changes in Net Assets

e.

Cash Statement

f.

Schedule of Capital Gains and Losses; and

7.

Prepare quarterly broker security transaction summaries.

D.

Tax Reporting

1.

Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8613 with any necessary schedules;

2.

Prepare state income breakdowns where relevant;

3.

File Form 1099 for payments to disinterestedTrustees and other service providers;

4.

Monitor wash sale losses; and

5.

Calculate of eligible dividend income for corporate shareholders.

4.

Compensation. The Trust, on behalf of each Fund, agrees to pay Cortland for the performance of the duties listed in this Agreement, the fees and out-of-pocket expenses as set forth in the Cortland Fee Agreement dated [DATE] (“Fee Agreement”).  Any services provided by Cortland to the Trust other than as described in the Fee Agreement will be charged to the Trust at the rate agreed upon between the parties at the time that such other Services are requested by the Trust and Cortland retains the right to refuse to provide such other services to the Trust. The Trust also agrees to pay all Cortland’s fees and reimbursable out-of-pocket expenses within ten (10) business days following the receipt of the billing notice.Cortland shall prepare a billing statement for any and all services rendered, which will be payable by the due date on the billing statement.  If payment has not been received by Cortland within thirty (30) days of the due date, Cortland reserves the right to suspend work on all services for the Trust until payment has been received.  Upon termination of this Agreement by the Trust payment for the final services must be received prior to the completion of the services.

5.

Right to Service Others.Cortland’s business includes rendering administration, data processing and other information compilation services to funds and individual investors. The services provided by Cortland hereunder are not to be deemed exclusive to the Trust and Cortland may render similar or other services to other clients.  Cortland shall be free to service other clients during the term of this Agreement and to use the same computer programs and systems that it develops, obtains, produces or utilizes in the performance of services for the Fund in servicing other clients. Cortland may delegate to one or more sub-agents so much of its functions as Cortland may in its absolute discretion determine.

6.

Standard of Care; Indemnification and Limitation of Liability.

A.

Indemnification of Cortland.  Cortland shall exercise reasonable care in the performance of its duties under this Agreement.  Cortland shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Cortland’s contract, except a loss arising out of or relating to Cortland’s refusal or failure to comply with the terms of this Agreement or from its bad faith, gross negligence or willful misconduct in the performance of its duties hereunder.  Notwithstanding any other provision of this Agreement, if Cortland has exercised reasonable care in the performance of its duties under this agreement, the Trust shall indemnify, defend and hold harmless Cortland from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) that Cortland may sustain or incur or that may be asserted against Cortland by any person arising out of any action taken or omitted to be taken by it in the performance of the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Cortland by any duly authorized officer of the Trust (such authorized persons shall be evidenced by a secretary’s certificate containing resolutions authorizing such persons and approved by the board of trustees of the Trust) (“Authorized Representative”), as approved by the Board of Trustees of the Trust, except for any and all claims, demands, losses, expenses and liabilities arising out of or relating to Cortland’s refusal or failure to comply with the terms of this Agreement or from its bad faith, gross negligence or willful misconduct in the performance of its duties hereunder.  This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement.

B.

Indemnification of the Trust.  Cortland agrees to indemnify, defend, and hold the Trust harmless against all losses, liabilities, expenses and costs incurred or suffered by it by reason of any act or omission of Cortland if there has been a final judicial or regulatory determination that such acts or omissions violated the terms of this Agreement or involved fraud, willful misconduct or gross negligence by Cortland and that the loss, liability, expense or costs incurred by the Trust were in fact substantially caused by said acts or omissions of Cortland.

C.

Reliance.  Except to the extent that Cortland may be liable pursuant to this Section 5, Cortland shall not be liable for any action taken or failure to act in good faith in reliance upon:

1.

advice of the Trust or counsel to the Trust;

2.

any oral instructions which it receives and which it reasonable believes in good faith was transmitted by an Authorized Representative;

3.

any written instruction or certified copy of any resolution of the Board of Trustees, and Cortland may rely upon the genuineness of any such document, copy or facsimile thereof reasonably believed in good faith by Cortland to have been validly executed; or

4.

any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Cortland to be genuine and to have been signed or presented by the Trust or an Authorized Representative or other proper party or parties;

5.

and Cortland shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack of authority of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order or any other document or instrument which Cortland reasonably believes in good faith to be genuine.

D.

Errors of Others.  Cortland shall not be liable for the errors of other service providers to the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services’ standard contracts entered into by Cortland) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), except and unless any Cortland action or inaction by Cortland is direct or proximate cause of the error.

7.

Records. Cortland shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Cortland agrees that all such records prepared or maintained by Cortland relating to the services to be performed by Cortland hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

8.

Compliance with Laws.The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Code, the SOX Act, the USA Patriot Act of 2001, and the policies and limitations of the Fund relating to its portfolio investments as set forth in its Prospectus and SAI.  Cortland’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto.

9.

Term of Agreement; Amendment.This Agreement shall become effective as of the date first written above and will continue in effect for a period of three (3) years and shall continue in effect for successive twelve-month periods provided that such continuance is specifically approved at least annually by a majority of the trustees of the Trust.  This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by Cortland and the Trust, and authorized or approved by the Board of Trustees.

10.

Duties in the Event of Termination. In the event that, in connection with termination, a successor to any of Cortland's duties or responsibilities hereunder is designated by the Trust by written notice to Cortland, Cortland will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Cortland under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which Cortland has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Cortland's personnel in the establishment of books, records, and other data by such successor.

11.

Early Termination.In the absence of any material breach of this Agreement or complete liquidation and termination of the Trust, should the Trust elect to terminate this Agreement prior to the end of the three year term, the Trust agrees to pay the following fees:

A.

all monthly fees through the life of the contract;

B.

all fees associated with converting services to successor service provider;

C.

all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;

D.

all out of pocket costs associated with A-C above.

12.

Trust’s Representations and Warranties.The Trust hereby represents and warrants to Cortland, which such representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

A.

It is duly organized under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

B.

This Agreement has been duly authorized and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

C.

It is an open-end management investment company registered under the 1940 Act;

D.

a registration statement under the Securities Act of 1933 is currently effective and will remain effective and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all shares of the Fund being offered for sale;

E.

the Trust shall be solely responsible to provide Cortland with complete financial information on an accurate and timely basis to enable Cortland to prepare such reports, computations, and other information for the Fund, and understands that Cortland cannot be held responsible for delays or inaccuracies arising from failure of the Fund to provide timely and accurate information; and

F.

theTrust will deliver to Cortland its Articles of Incorporation (other other such document evidencing its formation), a W-9, and Letter of Good Standing or such other evidence of identity as Cortland may reasonably require.

13.

Cortland’s Representations and Warranties.Cortland represents and warrants to the Trust, which such representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

A.

Cortland is duly organized and existing under the laws of the state of Delaware, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

B.

Cortland will not breach or cause to be breached any undertaking, agreement, contract, statute, rule, or regulation to which it is a party or by which it is bound that would limit or materially affect the performance of its duties under this Agreement;

C.

The Trust’s books, records and investor data will not be disclosed to third parties except: (i) as necessary to conduct the Trust’s business or (ii) in response to a request for such information received from any law enforcement agencies; regulatory agencies or commissions; exchanges or contract markets; self regulatory associations; or court of competent jurisdiction requesting such information; and

D.

Cortland’s representations and warranties contained herein shall be continuing during the term of this Agreement and if at any time, any event has occurred that would make any of the foregoing not true to a material degree, Cortland will promptly notify the fund.

14.

Property Rights of Cortland.The Trust and its affiliates acknowledge that information relating to the data processing and information compilation services provided by Cortland is a property right belonging to Cortland and the Trust agrees that such information will not be disclosed to third parties, directly or indirectly, except as necessary to conduct the business of the Trust or except as required by any applicable law or regulation. The Trust will not, nor will the Trust permit any of its employees to do or attempt to do any of the following: (a) use or copy any of Cortland’s software products except as expressly authorized by this Agreement; (b) distribute, rent, lease, sublicense, assign, transmit or otherwise transfer any of Cortland’s software products; (c) reverse engineer, disassemble, decompile, or otherwise attempt to discern the source code of Cortland’s software products in whole or in part; (d) alter, modify, translate or otherwise create any derivative works of software products, except as expressly set forth in this Agreement; or (e) allow any third party to access or use Cortland’s software products.

15.

Complete Agreement.This Agreement supersedes any and all agreements, either oral or in writing, between the parties and no other agreement, whether oral or in writing, shall be binding on the parties.

16.

Assignment and Amendment. This Agreement may not be assigned or amended by either party without the prior written consent of the other party. The parties hereto acknowledge and agree that any change or modification in the scope of duties of Cortland as defined in Appendix A or the compensation arrangements described therein shall constitute an amendment to this Agreement and must be embodied in a written amendment signed by all parties hereto. The Trust further acknowledges Cortland’s right to renegotiate the terms of its engagement if the scope of its duties, as described in Annex A, materially changes.

17.

Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, and assigns.

18.

Notices.  All notices required to be delivered under this Agreement shall be delivered personally or by national overnight express service or certified mall, postage prepaid, return receipt requested, as follows:

If toCortland:

Cortland Fund Services LLC

225 W. Washington St., Suite 1450

Chicago, IL 60606

If to the Trust:

Cottonwood Mutual Funds

225 W. Washington St., Suite 1450

Chicago, IL 60606

19.

Governing Law and Consent to Jurisdiction.This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The parties agree that any actions, disputes, claims or proceedings, including arbitration proceedings, arising out of or in connection with this Agreement shall be shall be adjudicated or arbitrated only in courts or other dispute resolution forums located in Chicago, Illinois.

20.

Equitable Relief. The Trust acknowledges that any breach or threatened breach by the Trust of any provision of the Agreement relating to the proprietary rights of Cortland will result in immediate and irreparable harm to Cortland for which there will be no adequate remedy at law, and that Cortland will be entitled to equitable relief to restrain the Trust from violating the terms of this agreement or to compel the Trust to cease and desist all unauthorized use and disclosure of Cortland’s proprietary or confidential information. Cortland acknowledges that any breach or threatened breach by Cortland of the provisions of this Agreement concerning the confidentiality of the information of the Trust will result in immediate and irreparable harm to the Trust, for which there will be no adequate remedy at law, and that the Trust will be entitled to equitable relief to restrain Cortland from disclosing the Trust’s confidential Information and to compel cease and desist all unauthorized disclosure of the Trust’s confidential information.   Nothing in this Section shall be construed as prohibiting either party from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from the other party.

21.

Severability.If any of the foregoing provisions which are declared invalid or unenforceable by a court of competent jurisdiction shall be deemed severed from the remaining terms hereof and shall not affect the validity or enforceability of such remaining terms.

22.

Force Majeure.In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

IN WITNESS WHEREOF, thisagreement has been executed for and on behalf of the undersigned as of the day and year first above written.

CORTLAND FUND SERVICES LLC

By:  _____/s/ Daniel Hart ___________________

Name:

Daniel Hart

Title:

Managing Director

COTTONWOOD MUTUAL FUNDS

By:___/s/ Daniel Hart______________________

Name:  Daniel Hart

Title:

Principal Executive Officer

Cortland Fund Services LLC

Administration Services Agreement

EXHIBIT A

Series of the Cottonwood Mutual Funds

HAGIN Keystone Market Neutral Fund

Cortland Fund Services LLC

Administration Services Agreement